AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON APRIL 9, 2001

                                                              FILE NO. 333-07275

                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                       POST-EFFECTIVE AMENDMENT NO. 5 /X/

                                       ON

                                    FORM S-3

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                       GLENBROOK LIFE AND ANNUITY COMPANY
                           (Exact Name of Registrant)

 ARIZONA                                                  35-1113325
(State or Other Jurisdiction                              (I.R.S. Employer
of Incorporation or Organization)                         Identification Number)

                  3100 SANDERS ROAD, NORTHBROOK, ILLINOIS 60062
                                  847-402-2400

            (Address and Phone Number of Principal Executive Office)

                               MICHAEL J. VELOTTA
                  VICE PRESIDENT, SECRETARY AND GENERAL COUNSEL
                       GLENBROOK LIFE AND ANNUITY COMPANY
                                3100 SANDERS ROAD
                           NORTHBROOK, ILLINOIS 60062
                                  847-402-2400

       (Name, Complete Address and Telephone Number of Agent for Service)

                                   COPIES TO:

RICHARD T. CHOI, ESQUIRE                           ANTHONY POOLE, ESQUIRE
FOLEY & LARDNER                                    ALFS, INC.
3000 K Street, N.W., SUITE 500                     3100 SANDERS ROAD, SUITE J5B
WASHINGTON, D.C. 20007                             NORTHBROOK, IL 60062


Approximate date of commencement of proposed sale to the public: The market value adjustment interests under the annuity contracts covered by this registration statement are to be issued promptly and from time to time after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: /X/

THE GLENBROOK VALUE RESERVE

GLENBROOK LIFE AND ANNUITY COMPANY
3100 SANDERS ROAD
NORTHBROOK, ILLINOIS 60062
TELEPHONE NUMBER: 1-800-776-6978                  PROSPECTUS DATED MAY 1, 2001

--------------------------------------------------------------------------------

Glenbrook Life and Annuity Company ("GLENBROOK") is offering The Glenbrook Value Reserve, a group and individual deferred annuity contract ("CONTRACT"). The Contract can be either a "Flexible Payment Contract," which permits you to add additional payments after the initial payment, or it can be a "Single Payment Contract," which does not offer that flexibility. This prospectus contains information about the Contract that you should know before investing. Please keep it for future reference.

The Contracts are available through ALFS, Inc. ("ALFS"), the principal underwriter for the Contracts.
--------------------------------------------------------------------------------


                   THE SECURITIES AND EXCHANGE COMMISSION HAS NOT APPROVED OR
                   DISAPPROVED THE SECURITIES DESCRIBED IN THIS PROSPECTUS, NOR
                   HAS IT PASSED ON THE ACCURACY OR THE ADEQUACY OF THIS
                   PROSPECTUS. ANYONE WHO TELLS YOU OTHERWISE IS COMMITTING A
                   FEDERAL CRIME.
    IMPORTANT      THE CONTRACTS MAY BE DISTRIBUTED THROUGH BROKER-DEALERS THAT
     NOTICES       HAVE RELATIONSHIPS WITH BANKS OR OTHER FINANCIAL
                   INSTITUTIONS OR BY EMPLOYEES OF SUCH BANKS. HOWEVER, THE
                   CONTRACTS ARE NOT DEPOSITS, OR OBLIGATIONS OF, OR GUARANTEED
                   BY SUCH INSTITUTIONS OR ANY FEDERAL REGULATORY AGENCY.
                   INVESTMENT IN THE CONTRACTS INVOLVES INVESTMENT RISKS,
                   INCLUDING POSSIBLE LOSS OF PRINCIPAL.
                   THE CONTRACTS ARE NOT FDIC INSURED.

                                   PROSPECTUS

TABLE OF CONTENTS
-------------------------------------------------------------------

                                                                        PAGE
----------------------------------------------------------------------------
OVERVIEW
----------------------------------------------------------------------------
   Important Terms                                                        3
----------------------------------------------------------------------------
   The Contract At A Glance                                               4
----------------------------------------------------------------------------
   How the Contract Works                                                 5
----------------------------------------------------------------------------
CONTRACT FEATURES
----------------------------------------------------------------------------
   The Contract                                                           6
----------------------------------------------------------------------------
   Purchases and Contract Value                                           7
----------------------------------------------------------------------------
   Guarantee Periods                                                      8
----------------------------------------------------------------------------
   Expenses                                                              11
----------------------------------------------------------------------------
   Access To Your Money                                                  12
----------------------------------------------------------------------------
   Income Payments                                                       13
----------------------------------------------------------------------------
   Death Benefits                                                        14
----------------------------------------------------------------------------

----------------------------------------------------------------------------
                                                                        PAGE

OTHER INFORMATION
----------------------------------------------------------------------------
   More Information:                                                     15
----------------------------------------------------------------------------
      Glenbrook                                                          15
----------------------------------------------------------------------------
      The Contract                                                       15
----------------------------------------------------------------------------
      Qualified Plans                                                    15
----------------------------------------------------------------------------
      Legal Matters                                                      15
----------------------------------------------------------------------------
   Taxes                                                                 16
----------------------------------------------------------------------------
   Experts                                                               18
----------------------------------------------------------------------------
   Annual Reports and Other Documents                                    18
----------------------------------------------------------------------------
   Annual Statements                                                     19
----------------------------------------------------------------------------
   Appendix A - Market Value Adjustment                                 A-1
----------------------------------------------------------------------------

                            2      PROSPECTUS

IMPORTANT TERMS
-------------------------------------------------------------------

This prospectus uses a number of important terms that you may not be familiar with. The index below identifies the page that describes each term. The first use of each term in this prospectus appears in highlights.

                                                                            PAGE
--------------------------------------------------------------------------------
   Accumulation Phase                                                          5
--------------------------------------------------------------------------------
   Annuitant                                                                   6
--------------------------------------------------------------------------------
   Automatic Additions Program                                                 7
--------------------------------------------------------------------------------
   Beneficiary                                                                 6
--------------------------------------------------------------------------------
   Cancellation Period                                                         7
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   *Contract                                                                   6
--------------------------------------------------------------------------------
   Contract Value                                                              7
--------------------------------------------------------------------------------
   Contract Owner ("You")                                                      6
--------------------------------------------------------------------------------
   Death Benefit                                                              14
--------------------------------------------------------------------------------
   Due Proof of Death                                                         14
--------------------------------------------------------------------------------
   Flexible Payment Contract
--------------------------------------------------------------------------------
   Free Withdrawal Amount                                                     11
--------------------------------------------------------------------------------
   Glenbrook ("We or Us")                                                     15
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                                                            PAGE

   Guarantee Periods                                                           8
--------------------------------------------------------------------------------
   Income Plan                                                                13
--------------------------------------------------------------------------------
   Issue Date                                                                  5
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   Market Value Adjustment                                                    10
--------------------------------------------------------------------------------
   Payout Phase                                                                5
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   Payout Start Date                                                          13
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   Qualified Plan                                                             15
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   Qualified Contracts                                                        17
--------------------------------------------------------------------------------
   SEC                                                                        18
--------------------------------------------------------------------------------
   Settlement Value                                                           14
--------------------------------------------------------------------------------
   Single Payment Contract
--------------------------------------------------------------------------------
   Systematic Withdrawal Program                                              12
--------------------------------------------------------------------------------

*In certain states, the Contract is only available as a group Contract. In these states, we will issue you a certificate that summarizes the provisions of the group Contract. References to "Contract" in this prospectus include certificates, unless the context requires otherwise.

                            3      PROSPECTUS

THE CONTRACT AT A GLANCE
-------------------------------------------------------------------

The following is a snapshot of the Contract. Please read the remainder of this prospectus for more information.

FLEXIBLE PAYMENTS                           You can purchase a Contract with as little as $5,000 or
                                            ($2,000 for "QUALIFIED CONTRACTS", which are Single Payment
                                            Contracts issued within Qualified Plan(s).. You can add to a
                                            Flexible Payment Contract as often and as much as you like.
                                            You must maintain a minimum account size of $2,000.
--------------------------------------------------------------------------------------------------------

RIGHT TO CANCEL                             You may cancel your Contract within 20 days of receipt or
                                            any longer period your state may require ("CANCELLATION
                                            PERIOD") and receive a full refund of your purchase
                                            payments.
--------------------------------------------------------------------------------------------------------

EXPENSES                                    You will bear the following expenses:
                                            -  Withdrawal charge of 7% on amounts withdrawn(with
                                               exceptions, and decreasing in later years).
                                            -  State premium tax (if your state imposes one).
--------------------------------------------------------------------------------------------------------

GUARANTEED INTEREST                         The Contract offers fixed interest rates that we guarantee for specified periods we call "GUARANTEE PERIODS." To find out what the current rates are on the Guarantee Periods,
                                            call us at 1-800-776-6978.
--------------------------------------------------------------------------------------------------------

SPECIAL SERVICES                            For your convenience, we offer these special services:
                                            -  AUTOMATIC ADDITIONS PROGRAM (FLEXIBLE PAYMENT CONTRACTS
                                               ONLY).
                                            -  SYSTEMATIC WITHDRAWAL PROGRAM
--------------------------------------------------------------------------------------------------------

INCOME PAYMENTS                             The Contract offers three income payment plans:
                                            -  LIFE INCOME WITH GUARANTEED PAYMENTS
                                            -  A JOINT AND SURVIVOR LIFE INCOME WITH GUARANTEED PAYMENTS
                                            -  GUARANTEED PAYMENTS FOR A SPECIFIED PERIOD (5 TO 30
                                               YEARS)
--------------------------------------------------------------------------------------------------------

DEATH BENEFITS                              If you die or if the CONTRACTOWNER is not a natural person and the Annuitant dies before the PAYOUT START DATE, we will pay benefits as described in the Contract.
--------------------------------------------------------------------------------------------------------

WITHDRAWALS                                 You may withdraw some or all of your Contract
                                            value("CONTRACT VALUE") at any time prior to the Payout
                                            Start Date. If you withdraw Contract Value from a Guarantee
                                            Period before its maturity, a withdrawal charge, "MARKET
                                            VALUE ADJUSTMENT," and taxes (including a 10% penalty tax
                                            for withdrawals before age 59 1/2) may apply.

                            4      PROSPECTUS

HOW THE CONTRACT WORKS
-------------------------------------------------------------------

The Contract basically works in two ways.

First, the Contract can help you (we assume you are the "CONTRACT OWNER") save for retirement because you can invest in the Contract and pay no federal income taxes on any earnings until you withdraw them. You do this during what we call the "ACCUMULATION PHASE" of the Contract. The Accumulation Phase begins on the date we issue your Contract (we call that date the "ISSUE DATE") and continues until the "Payout Start Date," which is the date we apply your money to provide income payments. During the Accumulation Phase, you may allocate your purchase payments to one or more Guarantee Periods. During each Guarantee Period, your money will earn a fixed rate of interest that we declare periodically.

Second, the Contract can help you plan for retirement because you can use it to receive retirement income for life and/or for a pre-set number of years, by selecting one of the income payment options (we call these "INCOME PLANS") described on page 13. You receive income payments during what we call the "PAYOUT PHASE" of the Contract, which begins on the Payout Start Date and continues until we make the last income payment required by the Income Plan you select. During the Payout Phase, we guarantee the amount of your payments, which will remain fixed. The amount of money you accumulate under your Contract during the Accumulation Phase and apply to an Income Plan will determine the amount of your income payments during the Payout Phase.

The timeline below illustrates how you might use your Contract.

         ISSUE           ACCUMULATION PHASE       PAYOUT START             PAYOUT
          DATE                                        DATE                 PHASE
  ------------------------------------------------------------------------------------------------------------
  You buy               You save for          You elect to receive  You can receive       Or you can
  a Contract            retirement            income                income payments       receive income
                                              payments or receive   for a set period      payments for life
                                              a lump sum payment

As the Contract owner, you exercise all of the rights and privileges provided by the Contract. If you die, any surviving Contract owner or if there is none, the BENEFICIARY, will exercise the rights and privileges provided by the Contract. SEE "THE CONTRACT." In addition, if you die before the Payout Start Date, we will pay a death benefit to any surviving Contract owner, or if there is none, to your Beneficiary. SEE "Death Benefits."

Please call us at 1-800-776-6978 if you have any question about how the Contract works.

                            5      PROSPECTUS

THE CONTRACT
-------------------------------------------------------------------

CONTRACT OWNER
The Glenbrook Value Reserve is a contract between you, the Contract owner, and Glenbrook, a life insurance company. As the Contract owner, you may exercise all of the rights and privileges provided to you by the Contract. That means it is up to you to select or change (to the extent permitted):

- for Flexible Payment Contracts, the amount and timing of your purchase payments,

- the amount and timing of your withdrawals,

- the programs you want to use to invest or withdraw money,

- the income payment plan you want to use to receive retirement income,

- the Annuitant (either yourself or someone else) on whose life the income payments will be based,

- the Beneficiary or Beneficiaries who will receive the benefits that the Contract provides when the last surviving Contract Owner dies, and

- any other rights that the Contract provides.

If you die, any surviving Contract owner or, if none, the Beneficiary may exercise the rights and privileges provided to them by the Contract.

The Contract cannot be jointly owned by both a non-natural person and a natural person. The age of the oldest Contract Owner cannot exceed 90 as of the date we receive the completed application.

You can use the Contract with or without a qualified plan. A "qualified plan" is a retirement savings plan, such as an IRA or tax-sheltered annuity, that meets the requirements of the Internal Revenue Code. Qualified plans may limit or modify your rights and privileges under the Contract. We use the term "Qualified Contract" to refer to a Contract issued within a qualified plan. See "Qualified Plans" on page 15.

ANNUITANT
The Annuitant is the individual whose life determines the amount and duration of income payments (other than under Income Plans with guaranteed payments for a specified period.) The Contract requires that there be an Annuitant at all times during the Accumulation Phase and on the Payout Start Date. The Annuitant must be a natural person. If the Contract Owner is a non-natural person, the Annuitant may not be older than 90 as of the date we receive the completed application. If the owner is a natural person, there is not a maximum age limit for the Annuitant.

You initially designate an Annuitant in your application. If the Contract owner is a natural person, you may change the Annuitant at any time prior to the Payout Start Date. Once we receive your change request, any change will be effective at the time you sign the written notice. We are not liable for any payment we make or other action we take before receiving any written request from you. Prior to the payout start date you may designate a joint Annuitant, who is a second person on whose life income payments depend. Joint Annuitants are permitted only on or after the Payout Start Date. If the Annuitant dies prior to the Payout Start Date, the new Annuitant will be:

    (i)  the youngest Contract owner; otherwise

    (ii) the youngest Beneficiary.

BENEFICIARY
The Beneficiary is the person who may elect to receive the death benefit or become the new Contract owner if the sole surviving Contract owner dies before the Payout Start Date. If the sole surviving Contract owner dies after the Payout Start Date, the Beneficiary will receive any guaranteed income payments scheduled to continue.

You may name one or more Beneficiaries when you apply for a Contract. You may change or add Beneficiaries at any time unless you have designated an irrevocable Beneficiary. We will provide a change of Beneficiary form to be signed and filed with us. Any change will be effective at the time you sign the written notice. Until we receive your written notice to change a Beneficiary, we are entitled to rely on the most recent Beneficiary information in our files. We will not be liable as to any payment or settlement made prior to receiving the written notice. Accordingly, if you wish to change your Beneficiary, you should deliver your written notice to us promptly.

If you did not name a Beneficiary or if the named Beneficiary is no longer living, the Beneficiary will be:

- your spouse or, if he or she is no longer alive,

- your surviving children equally, or if you have no surviving children,

- your estate.

If more than one Beneficiary survives you (the Annuitant if the Contract owner is not a natural person), we will divide the death benefit among your Beneficiaries according to your most recent written instructions. If you have not given us written instructions, we will pay the death benefit in equal amounts to the surviving Beneficiaries.

MODIFICATION OF THE CONTRACT
Only a Glenbrook officer may approve a change in or waive any provision of the Contract. Any change or waiver must be in writing. None of our agents has the authority to change or waive the provisions of the Contract. We may not change the terms of the Contract without your consent, except to conform the Contract to applicable law or changes in the law. If a provision of the Contract is inconsistent with state law, we will follow state law.

                            6      PROSPECTUS

ASSIGNMENT
We will not honor an assignment of an interest in a Contract as collateral or security for a loan. However, you may assign periodic income payments under the Contract prior to the Payout Start Date. No Beneficiary may assign benefits under the Contract until the Beneficiary becomes the Contract owner. We will not be bound by any assignment until you sign it and file it with us. We are not responsible for the validity of any assignment. Federal law prohibits or restricts the assignment of benefits under many types of retirement plans and the terms of such plans may themselves contain restrictions on assignments. An assignment may also result in taxes or tax penalties. YOU SHOULD CONSULT WITH AN ATTORNEY BEFORE TRYING TO ASSIGN YOUR CONTRACT.

PURCHASES AND CONTRACT VALUE
-------------------------------------------------------------------

MINIMUM PURCHASE PAYMENTS
Your initial purchase payment must be at least $5,000 ($2,000 for Qualified Contracts). You may make additional purchase payments to a Flexible Payment Contract at any time prior to the earlier of the Payout Start Date and the end of the Contract year ("Contract Year") in which the oldest Contract owner attains age 91. For Flexible Payment Contracts, we reserve the right to limit the maximum amount of purchase payments we will accept as well as the number of additional purchase payments we will accept. We reserve the right to reject any application in our sole discretion.

AUTOMATIC ADDITIONS PROGRAM
You may make subsequent purchase payments by automatically transferring money from your bank account to your Flexible Payment Contract. Please call or write us for an enrollment form.

ALLOCATION OF PURCHASE PAYMENTS
For each purchase payment, you must select one or more Guarantee Periods. A Guarantee Period is a period of years during which you will earn a guaranteed interest rate on your money. We will credit interest to your purchase payment from the Issue Date and, under the Flexible Payment Contract, from the date of receipt for additional purchase payments.

RIGHT TO CANCEL
You may cancel your Contract within the Cancellation Period, which is the 20-day period following receipt of your Contract, or such longer period that your state may require. You may return it by delivering it or mailing it to us. If you exercise this right to cancel, the Contract terminates and we will pay you the full amount of your purchase payments or any greater amount your state may require.

CONTRACT VALUE
Your Contract Value at any time during the Accumulation Phase is equal to the purchase payments you have invested in the Guarantee Periods, plus earnings thereon, and less any amounts previously withdrawn.

                            7      PROSPECTUS

GUARANTEE PERIODS
-------------------------------------------------------------------

Each payment allocated to a Guarantee Period earns interest at a specified rate that we guarantee. We currently offer Guarantee Periods of 1, 2, 3, 4, 5, 6, 7, 8, 9 and 10 years in length for the Flexible Payment Contract, and a limited number of Guarantee Periods for the single payment Contract. In the future we may offer Guarantee Periods of different lengths ranging from 1 to 15 years, or stop offering some Guarantee Periods.

You must select a Guarantee Period for each purchase payment. If you do not select a Guarantee Period for a purchase payment, we will assign the same period used for the most recent purchase payment. You may allocate the purchase payment(s) to one Guarantee Period or many Guarantee Periods.

Amounts allocated to Guarantee Periods become part of our general account, which supports our insurance and annuity obligations. The general account consists of our general assets other than those in segregated asset accounts. We have sole discretion to invest the assets of the general account, subject to applicable law. Any money you allocate to a Guarantee Period does not entitle you to share in the investment experience of the general account.

INTEREST RATES
We will tell you what interest rates and Guarantee Periods we are offering at that particular time. We will not change the interest rate that we credit to a particular allocation until the end of the relevant Guarantee Period. We may declare different interest rates for Guarantee Periods of the same length that begin at different times.

We have no specific formula for determining the rate of interest that we will declare initially or in the future. We will set those interest rates based on investment returns available at the time of the determination. In addition, we may consider various other factors in determining interest rates including regulatory and tax requirements, sales commissions and administrative expenses, general economic trends, and competitive factors. We determine the interest rates to be declared in our sole discretion. We can neither predict nor guarantee what those rates will be in the future. For current interest rate information, please contact your sales representative, or Glenbrook at 1-800-776-6978.

The interest rate will never be less than the minimum guaranteed rate stated in the Contract.

HOW WE CREDIT INTEREST
We will credit interest to your initial purchase payment from the Issue Date. We will credit interest to your additional purchase payments (under a Flexible Payment Contract) from the date we receive them. We will credit interest daily to each amount allocated to a Guarantee Period at a rate that compounds to the annual interest rate that we declared at the beginning of the applicable Guarantee Period.

                            8      PROSPECTUS

The following example illustrates how a purchase payment would grow, given an assumed Guarantee Period and annual interest rate:

Purchase Payment               $10,000
Guarantee Period               5 years
Annual Interest Rate             4.50%

                                                                                  END OF CONTRACT YEAR
                                                             --------------------------------------------------------------
                                                               YEAR 1       YEAR 2       YEAR 3       YEAR 4       YEAR 5
---------------------------------------------------------------------------------------------------------------------------
Beginning Contract Value                                     $10,000.00
X (1 + Annual Interest Rate)                                    X 1.045
                                                             $10,450.00
Contract Value at end of Contract Year                                    $10,450.00
X (1 + Annual Interest Rate)                                                 X 1.045
                                                                          $10,920.25
Contract Value at end of Contract Year                                                 $10,920.25
X (1 + Annual Interest Rate)                                                              X 1.045
                                                                                       $11,411.66
Contract Value at end of Contract Year                                                              $11,411.66
X (1 + Annual Interest Rate)                                                                           X 1.045
                                                                                                    $11,925.19
Contract Value at end of Contract Year                                                                           $11,925.19
X (1 + Annual Interest Rate)                                                                                        X 1.045
                                                                                                                 $12,461.82
Total Interest Credited During Guarantee Period = $2,461.82($12,461.82 - $10,000)
---------------------------------------------------------------------------------------------------------------------------

This example assumes no withdrawals during the entire 5 year Guarantee Period. If you were to make a partial withdrawal, you may be required to pay a withdrawal charge. In addition, the amount withdrawn may be increased or decreased by an adjustment that reflects changes in interest rates since the time you invested the amount withdrawn. We call this adjustment a "Market Value Adjustment," and we describe it below. The hypothetical interest rate is for illustrative purposes only and is not intended to predict future interest rates to be declared under the Contract. Actual interest rates declared for any given Guarantee Period may be more or less than shown above.

                            9      PROSPECTUS

RENEWALS
Prior to the end of each Guarantee Period, we will mail you a notice asking you what to do with your money. During the 30-day period after the end of the Guarantee Period, you may:

1) take no action. We will automatically apply your money to a new Guarantee Period of the same length as the expired Guarantee Period. The new Guarantee Period will begin on the day the previous Guarantee Period ends. The new interest rate will be our then current declared rate for a Guarantee Period of that length; or

2) instruct us to apply your money to one or more new Guarantee Periods that may be available. The new Guarantee Period(s) will begin on the day the previous Guarantee Period ends. The new interest rate will be our then current declared rate for those Guarantee Period(s); or

3) withdraw all or a portion of your money from the expired Guarantee Period without incurring a Market Value Adjustment (a withdrawal charge may apply). During the first 30 days of a renewal Guarantee Period, any amount withdrawn will not reflect any interest earned during the 30-day period. The amount withdrawn will be deemed to have been withdrawn on the day the previous Guarantee Period ended. Amounts not withdrawn or applied to Guarantee Periods as described above will be applied to a new Guarantee Period of the same length as the previous Guarantee Period. The new Guarantee Period will begin on the day the previous Guarantee Period ended.

MARKET VALUE ADJUSTMENT
All withdrawals from a Guarantee Period, other than those taken during the first 30 days of a renewal Guarantee Period, are subject to a Market Value Adjustment. A Market Value Adjustment also may apply when you apply your Contract Value to an Income Plan (other than during the 30-day period described above). A positive Market Value Adjustment may apply to the payment of the death benefit.

We will not apply the Market Value Adjustment to withdrawals you make:

- to satisfy IRS minimum distribution rules for the Contract,

- within the Free Withdrawal Amount described under "Expenses" below

- that qualify for the confinement and terminal illness waivers, described under "Expenses" below.

We apply the Market Value Adjustment to reflect changes in interest rates from the time the amount being withdrawn was allocated to a Guarantee Period to the time you withdraw it from that Guarantee Period. We calculate the Market Value Adjustment by comparing the Treasury Rate for a period equal to the Guarantee Period at its inception to the Treasury Rate for a period equal to the Guarantee Period when you remove your money. "Treasury Rate" means the U.S. Treasury Note Constant Maturity Yield as reported in Federal Reserve Bulletin Release H.15.

The Market Value Adjustment may be positive or negative, depending on changes in interest rates. As such, you bear the investment risk associated with changes in interest rates. If interest rates increase significantly from the time you make a purchase payment, the Market Value Adjustment, withdrawal charge, premium taxes, and income tax withholding (if applicable) could reduce the amount you receive upon full withdrawal of your Contract Value to an amount that is less than the purchase payments plus interest.

Generally, if the Treasury Rate at the time you allocate money to a Guarantee Period is lower than the applicable current Treasury Rate, then the Market Value Adjustment will result in a lower amount payable to you. Conversely, if the Treasury Rate at the time you allocate money to a Guarantee Period is higher than the applicable current Treasury Rate, then the Market Value Adjustment will result in a higher amount payable to you.

For example, assume that you purchase a Contract and select an initial Guarantee Period of 5 years and the Treasury Rate for that duration is 4.50%. Assume that at the end of 3 years, you make a partial withdrawal. If, at that later time, the current Treasury Rate for the same duration is 4.00%, then the Market Value Adjustment will be positive, which will result in an increase in the amount payable to you. Conversely, if the current Treasury Rate for the 5 year period is 5.00%, then the Market Value Adjustment will be negative, which will result in a decrease in the amount payable to you.

The formula for calculating Market Value Adjustments is set forth in Appendix A to this prospectus, which also contains additional examples of the application of the Market Value Adjustment.

                            10     PROSPECTUS

EXPENSES
-------------------------------------------------------------------

As a Contract owner, you will bear the charges and expenses described below.

WITHDRAWAL CHARGE
We may assess a withdrawal charge of up to 7% of the Contract Value you withdraw. However, each year you may withdraw up to 10% of the funds initially allocated to the Guarantee Period from which you are making the withdrawal without paying a withdrawal charge. We measure each year from the commencement of the relevant Guarantee Period. Unused portions of this 10% "FREE WITHDRAWAL AMOUNT" are not carried forward to future years or other Guarantee Periods. We will deduct withdrawal charges, if applicable, from the amount paid unless you instruct otherwise.

The withdrawal charge percentage declines to 0% over a seven-year period according to the following schedule:

Number of Complete Years Since
We Received the Purchase

Payment Being Withdrawn:         0    1    2    3    4    5    6    7+
Applicable Charge:               7%   7%   6%   5%   4%   3%   2%   0%

We determine the withdrawal charge by multiplying the percentage corresponding to the purchase payment year times the amount withdrawn in excess of the Free Withdrawal Amount.

We treat the oldest purchase payments as being withdrawn first. We will deduct withdrawal charges, if applicable, from the amount paid. For federal income tax purposes, earnings under your Contract are considered to come out first, regardless of which Guarantee Period(s) you choose to withdraw your money from. This means you pay taxes on your withdrawal to the extent of any earnings in the Contract.

We do not apply a withdrawal charge in the following situations:

- on the Payout Start Date;

- withdrawals taken to satisfy IRS minimum distribution rules for the Contract;

- at the expiration of 5- and 6-year Guarantee Periods, withdrawals made within the first 30 days of their renewal Guarantee Periods; or

- withdrawals that qualify for a waiver as described below.

We use the amounts obtained from the withdrawal charge to pay sales commissions and other promotional or distribution expenses associated with marketing the Contracts.

Withdrawals may be subject to tax penalties or income tax and a Market Value Adjustment. You should consult your own tax counsel or other tax advisers regarding any withdrawals.

CONFINEMENT WAIVER. For Flexible Payment Contracts only, we will waive the withdrawal charge and any Market Value Adjustment on all withdrawals taken prior to the Payout Start Date under your Contract if the following conditions are satisfied:

1) you, or the Annuitant if the Contract is not a natural person, are first confined to a long term care facility or a hospital for at least 90 consecutive days. You or the Annuitant must enter the long term care facility or hospital at least 30 days after the Issue Date;

2) you must request the withdrawal and provide written proof of the stay to us no later than 90 days following the end of your or the Annuitant's stay at the long term care facility or hospital; and

3) a physician must have prescribed the stay and the stay must be medically necessary (as defined in the Contract).

You may not claim this benefit if you, or the Annuitant, or a member of your or the Annuitant's immediate family, is the physician prescribing the stay in a long term care facility.

TERMINAL ILLNESS WAIVER. For Flexible Payment Contracts only, we will waive the withdrawal charge and any Market Value Adjustment on all withdrawals taken prior to the Payout Start Date under your Contract if:

1) you (or the Annuitant if the Contract owner is not a natural person) are first diagnosed by a physician as having a terminal illness (as defined in the Contract) at least 30 days after the Issue Date; and

2) you claim this benefit and deliver adequate proof of diagnosis to us.

Please refer to your Contract for more detailed information about the terms and conditions of these waivers.

The laws of your state may limit the availability of these waivers and may also change certain terms and/or benefits available under the waiver. You should consult your Contract for further details on these variations. Also, even if you do not need to pay our withdrawal charge because of these waivers, you still may be required to pay taxes or tax penalties on the amount withdrawn. You should consult your tax adviser to determine the effect of a withdrawal on your taxes.

PREMIUM TAXES
Some states and other governmental entities (e.g., municipalities) charge premium taxes or similar taxes. We are responsible for paying these taxes and will deduct them from your Contract Value. Some of these taxes are due when the

                            11     PROSPECTUS

Contract is issued, others are due when income payments begin or upon surrender. Our current practice is not to charge anyone for these taxes until income payments begin or when a total withdrawal occurs, including payment upon death. We may discontinue this practice some time in the future and deduct premium taxes from the purchase payments. Premium taxes generally range from 0% to 4%, depending on the state.

At the Payout Start Date, we deduct the charge for premium taxes from your total Contract Value, prior to applying your money to an Income Plan.

ACCESS TO YOUR MONEY
-------------------------------------------------------------------

You can withdraw some or all of your money at any time prior to the Payout Start Date. You may not make any withdrawals or surrender your Contract once the Payout Phase has begun.

You must specify the Guarantee Period(s) from which you would like to withdraw your money. If none is named, then the withdrawal request is incomplete and cannot be honored. The amount you receive may be reduced by a withdrawal charge, income tax withholding, 10% tax penalty, and any premium taxes. The amount you receive may be increased or reduced by a Market Value Adjustment.

If you request a total withdrawal, we may require that you return your Contract to us.

SYSTEMATIC WITHDRAWAL PROGRAM
You may make partial withdrawals automatically. We call these "systematic withdrawals." Please consult with your sales representative, or call our customer support unit at 1-800-776-6978, for details.

Income taxes may apply to systematic withdrawals. Please consult your tax advisor before taking any withdrawal.

We may modify or suspend the Systematic Withdrawal Program and charge a processing fee for the service. If we modify or suspend the Systematic Withdrawal Program, existing systematic withdrawal payments will not be affected.

MINIMUM CONTRACT VALUE
If the amount you withdraw reduces the Contract Value to less than $2,000, we will treat the withdrawal as a request for total withdrawal of the Contract Value. A total withdrawal of the Contract Value will terminate the Contract. We will, however, ask you to confirm your withdrawal request before terminating your Contract. If you surrender your Contract, we will pay you its Contract Value adjusted by any applicable Market Value Adjustment, less any applicable withdrawal charges and taxes.

POSTPONEMENT OF PAYMENTS
We may defer payment of withdrawals for up to six months from the date we receive your withdrawal request.

                            12     PROSPECTUS

INCOME PAYMENTS
-------------------------------------------------------------------

PAYOUT START DATE
The Payout Start Date is the day that we apply your Contract Value, adjusted by the Market Value Adjustment, less any applicable taxes, to an Income Plan. The Payout Start Date must be no later than the Annuitant's 90th birthday, or the 10th Contract anniversary, if later.

You may change the Payout Start Date by notifying us in writing of the change at least 30 days before the scheduled Payout Start Date. Absent a change, we will use the Payout Start Date as described in your Contract.

INCOME PLANS
An Income Plan is a series of scheduled payments to you or someone you designate. You may choose and change your choice of Income Plan until 30 days before the Payout Start Date. If you do not select an Income Plan, we will make income payments in accordance with Income Plan 1 with guaranteed payments for 10 years. After the Payout Start Date, you may not make withdrawals or change your choice of Income Plan.

The three Income Plans available under the Contract are:

INCOME PLAN 1 -- LIFE INCOME WITH GUARANTEED PAYMENTS. Under this plan, we make periodic income payments for at least as long as the Annuitant lives. If the Annuitant dies before we have made all of the guaranteed income payments, we will continue to pay the remainder of the guaranteed income payments as required by the Contract.

INCOME PLAN 2 -- JOINT AND SURVIVOR LIFE INCOME WITH GUARANTEED PAYMENTS. Under this plan, we make periodic income payments for at least as long as either the Annuitant or the joint Annuitant is alive. If both the Annuitant and the joint Annuitant die before we have made all of the guaranteed income payments, we will continue to pay the remainder of the guaranteed income payments as required by the Contract.

INCOME PLAN 3 -- GUARANTEED PAYMENTS FOR A SPECIFIED PERIOD. Under this plan, we make periodic income payments for the period you have chosen. These payments do not depend on the Annuitant's life. You may elect to receive guaranteed payments for periods ranging from 5 to 30 years.

The length of any guaranteed payment period under your selected Income Plan generally will affect the dollar amounts of each income payment. As a general rule, longer guarantee periods result in lower income payments, all other things being equal. For example, if you choose an Income Plan with payments that depend on the life of the Annuitant but with no minimum specified period for guaranteed payments, the income payments will be greater than the income payments made under the same Income Plan with a minimum specified period for guaranteed payments.

We may make other Income Plans available. You may obtain information about them by writing or calling us.

If you choose Income Plan 1 or 2, or, if available, another Income Plan with payments that continue for the life of the Annuitant or joint Annuitant, we may require proof of age and sex of the Annuitant or joint Annuitant before starting income payments, and proof that the Annuitant or joint Annuitant is still alive before we make each payment. Please note that under such Income Plans, if you elect to take no minimum guaranteed payments, it is possible that the payee could receive only 1 income payment if the Annuitant and any joint Annuitant both die before the second income payment, or only 2 income payments if they die before the third income payment, and so on. We will apply your Contract Value, adjusted by a Market Value Adjustment, less applicable taxes to your Income Plan on the Payout Start Date. If the amount available to apply under an Income Plan is not enough to provide an initial payment of at least $20, and state law permits, we may:

- pay you the Contract Value, adjusted by any Market Value Adjustment and less any applicable taxes, in a lump sum instead of the periodic payments you have chosen, or

- reduce the frequency of your payments so that each payment will be at least
  $20.

INCOME PAYMENTS
We guarantee income payment amounts for the duration of the Income Plan. We calculate income payments by:

1) adjusting your Contract Value on the Payout Start Date by any applicable Market Value Adjustment;

2) deducting any applicable premium tax; and

3) applying the resulting amount to the greater of (a) the appropriate value from the income payment table in your Contract; or (b) such other value as we are offering at that time.

We may defer making fixed income payments for a period of up to six months or such shorter time state law may require. If we defer payments for 30 days or more, we will pay interest as required by law from the date we receive the withdrawal request to the date we make payment.

CERTAIN EMPLOYEE BENEFIT PLANS
The Contracts offered by this prospectus contain income payment tables that provide for different payments to men and women of the same age, except in states that require unisex tables. We reserve the right to use income payment tables that do not distinguish on the basis of sex to the extent permitted by applicable law. In certain employment-related situations, employers are required by law to use the same income payment tables for men and women. Accordingly, if the Contract is to be used in connection with an employment-related retirement or benefit plan and we do not offer unisex annuity tables in your state, you should consult with legal counsel as to whether the purchase of a Contract is appropriate.

                            13     PROSPECTUS

DEATH BENEFITS
-------------------------------------------------------------------

We will pay a death benefit if, prior to the Payout Start Date:

1) any Contract owner dies or,

2) the Annuitant dies, if the Contract is owned by a company or other legal entity.

We will pay the death benefit to the new Contract owner as determined immediately after the death. The new Contract owner would be a surviving Contract owner or, if none, the Beneficiary.

DEATH BENEFIT AMOUNT
Prior to the Payout Start Date, the death benefit is equal to the greatest of:

1) the Contract Value as of the date we determine the death benefit, or

2) the Settlement Value (that is, the amount that would have been payable on a full withdrawal of the Contract Value) on the date that we determine the death benefit.

A claim for a distribution on death must include "Due Proof of Death." We will accept the following documentation as Due Proof of Death:

- a certified copy of a death certificate;

- a certified copy of a decree of a court of competent jurisdiction as to a finding of death; or

- any other proof acceptable to us.

DEATH BENEFIT PAYMENTS
A death benefit will be paid:

1) if the Contract owner elects to receive the death benefit distributed in a single payment within 180 days of the date of death, and

2) if the death benefit is paid as of the day we determine the value of the death benefit. Otherwise, we will pay the SETTLEMENT VALUE. The Settlement Value paid will be the Settlement Value next computed after the requested distribution date for payment or on the mandatory distribution date of 5 years after the date of death. We reserve the right to waive the 180 day limit on a non-discriminatory basis.

In any event, the entire value of the Contract must be distributed within 5 years after the date of death unless an Income Plan is elected or a surviving spouse continues the Contract in accordance with the provisions described below.

The Contract owner eligible to receive death benefits has the following options:

1) If the Contract owner is not a natural person, then the Contract owner may receive the death benefit in one or more distributions.

2) If the Contract owner is a natural person, the Contract owner may elect to receive the death benefit in one or more distributions or by periodic payments through an Income Plan. Payments from the Income Plan must begin within 1 year of the date of death and must be payable throughout:

- the life of the Contract owner; or

- a period not to exceed the life expectancy of the Contract owner; or

- the life of the Contract owner with payments guaranteed for a period not to exceed the life expectancy of the Contract owner.

Any death benefit payable in a lump sum must be paid within 5 years of the date of death. If no election is made, funds will be distributed at the end of the 5 year period.

3) If the surviving spouse of the deceased Contract owner is the new Contract owner, then the spouse may elect one of the options listed above or may continue the Contract in the Accumulation Phase as if the death had not occurred. If the Contract is continued in the Accumulation Phase, the surviving spouse may make a single withdrawal of any amount within one year of the date of death without incurring a withdrawal charge. However, any applicable Market Value Adjustment, determined as of the date of the withdrawal, will apply. The single withdrawal amount is in addition to the annual Free Withdrawal Amount. If the Contract is continued and there is no Annuitant, the new Annuitant will be the surviving spouse.

                            14     PROSPECTUS

MORE INFORMATION
-------------------------------------------------------------------

GLENBROOK
Glenbrook is the issuer of the Contract. Glenbrook is a stock life insurance company organized under the laws of the State of Arizona in 1998. Previously, Glenbrook was organized under the laws of the State of Illinois in 1992. Glenbrook was originally organized under the laws of the State of Indiana in 1965. From 1965 to 1983 Glenbrook was known as "United Standard Life Assurance Company" and from 1983 to 1992 as "William Penn Life Assurance Company of America."

Glenbrook is currently licensed to operate in the District of Columbia and all states except New York. We intend to offer the Contract in those jurisdictions in which we are licensed. Our headquarters is located at 3100 Sanders Road, Northbrook, Illinois 60062

Glenbrook is a wholly owned subsidiary of Allstate Life Insurance Company ("Allstate Life"), a stock life insurance company incorporated under the laws of the State of Illinois. Allstate Life is a wholly owned subsidiary of Allstate Insurance Company, a stock property-liability insurance company incorporated under the laws of Illinois. All of the outstanding capital stock of Allstate Insurance Company is owned by The Allstate Corporation.

Glenbrook and Allstate Life entered into a reinsurance agreement effective
June 5, 1992. Under the reinsurance agreement, Allstate Life reinsures substantially all of Glenbrook's liabilities under its various insurance contracts. The reinsurance agreement provides us with financial backing from Allstate Life. However, it does not create a direct contractual relationship between Allstate Life and you. In other words, the obligations of Allstate Life under the reinsurance agreement are to Glenbrook; Glenbrook remains the sole obligor under the Contract to you.

Independent rating agencies regularly evaluate life insurers' claims-paying ability, quality of investments, and overall stability. A.M. Best Company assigns an A+ (Superior) financial strength rating to Allstate Life, which results in an A+r rating to Glenbrook due to the reinsurance agreement with Allstate Life mentioned above. Standard & Poor's assigns an AA+ (Very Strong) financial strength rating and Moody's Investors Service assigns an Aa2 (Excellent) financial strength rating to Glenbrook, sharing the same ratings of its parent, Allstate Life. We may from time to time advertise these ratings in our sales literature.

THE CONTRACT
ALFS, Inc., 3100 Sanders Road, Northbrook, Illinois, a wholly owned subsidiary of Allstate Life Insurance Company, acts as the principal underwriter of the Contracts. ALFS is registered as a broker-dealer under the Securities Exchange Act of 1934, as amended ("Exchange Act"), and is a member of the National Association of Securities Dealers, Inc.

Contracts are sold by registered representatives of unaffiliated broker-dealers or bank employees who are licensed insurance agents appointed by Glenbrook, either individually or through an incorporated insurance agency and who have entered into a selling agreement with ALFS and Glenbrook to sell the Contract. In some states, Contracts may be sold by representatives or employees of banks that may be acting as broker-dealers without separate registration under the Exchange Act, pursuant to legal and regulatory exceptions.

Commissions paid may vary, but in aggregate are not anticipated to exceed 8% of any purchase payment. In addition, under certain circumstances, certain sellers of the Contracts may be paid persistency bonuses which will take into account, among other things, the length of time purchase payments have been held under a Contract, and Contract values. A persistency bonus is not expected to exceed 1.20%, on an annual basis, of the Contract values considered in connection with the bonus. These commissions are intended to cover distribution expenses.

The underwriting agreement between Glenbrook and ALFS provides that we will reimburse ALFS for any liability to Contract owners arising out of services rendered or Contracts issued.

We and ALFS reserve the right to offer the Contract at a special interest rate(s) for specific time periods to customers of certain broker-dealers. We and ALFS may also negotiate special commissions with such broker-dealers.

QUALIFIED PLANS
If you use the Contract with a qualified plan, the plan may impose different or additional conditions or limitations on withdrawals, waivers of withdrawal charges, death benefits, Payout Start Dates, income payments, and other Contract features. In addition, adverse tax consequences may result if qualified plan limits on distributions and other conditions are not met. Please consult your qualified plan administrator for more information.

LEGAL MATTERS
Foley & Lardner, Washington, D.C., has advised Glenbrook on certain federal securities law matters. All matters of applicable state law pertaining to the Contracts, including the validity of the Contracts and Glenbrook's right to issue such Contracts, under state insurance law have been passed upon by Michael J. Velotta, General Counsel of Glenbrook.

                            15     PROSPECTUS

TAXES
-------------------------------------------------------------------

THE FOLLOWING DISCUSSION IS GENERAL AND IS NOT INTENDED AS TAX ADVICE. WE MAKE NO GUARANTEE REGARDING THE TAX TREATMENT OF ANY CONTRACT OR TRANSACTION INVOLVING A CONTRACT.

Federal, state, local and other tax consequences of ownership or receipt of distributions under an annuity contract depend on your individual circumstances. If you are concerned about any tax consequences with regard to your individual circumstances, you should consult a competent tax advisor.

TAXATION OF GLENBROOK
Glenbrook is taxed as a life insurance company under Part I of Subchapter L of the Internal Revenue Code ("Tax Code" or "Code").

TAXATION OF ANNUITIES IN GENERAL
TAX DEFERRAL. Generally, you are not taxed on increases in the Contract Value until a distribution occurs. This rule applies only where the owner is a natural person. As a general rule, annuity contracts owned by non-natural persons such as corporations, trusts, or other entities are not treated as annuity contracts for federal income tax purposes. The income on such contracts is taxed as ordinary income received or accrued by the owner during the taxable year. Contracts will generally be treated as held by a natural person if the nominal owner is a trust that holds the Contract for the benefit of a natural person. Please see a competent tax advisor to discuss other possible exceptions to the nonnatural owner rule.

TAXATION OF PARTIAL AND FULL WITHDRAWALS. If you make a partial withdrawal under a non-Qualified Contract, amounts received are taxable to the extent the Contract Value, without regard to surrender charges, exceeds the investment in the Contract. The investment in the Contract is the gross premium paid for the Contract minus any amounts previously received from the Contract if such amounts were properly excluded from your gross income. If you make a partial withdrawal under a Qualified Contract, the portion of the payment that is not taxable is equal to the payment times the ratio of the investment in the Contract (i.e., nondeductible IRA contributions, after tax contributions to qualified plans) to the Contract Value.

You should contact a competent tax advisor about the potential tax consequences of a Market Value Adjustment, as no definitive guidance exists on the proper tax treatment of Market Value Adjustments. If you make a full withdrawal under a non-Qualified Contract or a Qualified Contract, the amount received will be taxable only to the extent it exceeds the investment in the Contract.

"Non-qualified distributions" from Roth IRAs are treated as made from contributions first and are taxable only to the extent that distributions exceed contributions. "Qualified distributions" from Roth IRAs are not taxable. "Qualified distributions" are any distributions made more than five taxable years after the taxable year of the first contribution to any Roth IRA and which are:

- made on or after the date the individual attains age 59 1/2,

- made to a beneficiary after the owner's death,

- attributable to the owner being disabled, or

- for a first time home purchase (first time home purchases are subject to a lifetime limit of $10,000).

If you transfer a non-Qualified Contract without full and adequate consideration to a person other than your spouse (or to a former spouse incident to a divorce), you will be taxed on the difference between the Contract Value and the investment in the Contract at the time of transfer. Except for certain Qualified Contracts, any amount you receive as a loan under a Contract, and any assignment or pledge (or agreement to assign or pledge) of the Contract Value is treated as a withdrawal of such amount or portion.

TAXATION OF ANNUITY PAYMENTS. Generally, the rule for income taxation of annuity payments received from a non-Qualified Contract provides for the return of your investment in the Contract in equal tax-free amounts over the payment period. The balance of each payment received is taxable. The amount excluded from income is determined by multiplying the payment by the ratio of the investment in the Contract (adjusted for any refund feature or period certain) to the total expected value of annuity payments for the term of the Contract. The annuity payments will be fully taxable after the total amount of the investment in the Contract is excluded using these ratios. If you die, and annuity payments cease before the total amount of the investment in the Contract is recovered, the unrecovered amount will be allowed as a deduction for your last taxable year.

TAXATION OF ANNUITY DEATH BENEFITS. Death of a Contract owner, or death of the Annuitant if the Contract is owned by a non-natural person, will cause a distribution of death benefits from a Contract. Generally, such amounts are included in income as follows:

(1) if distributed in a lump sum, the amounts are taxed in the same manner as a full withdrawal, or

(2) if distributed under an Income Plan, the amounts are taxed in the same manner as an annuity payment.

                            16     PROSPECTUS

IRS REQUIRED DISTRIBUTION AT DEATH RULES. To qualify as an annuity contract for federal income tax purposes, a non-Qualified Contract must provide:

(1) if any Contract owner dies on or after the annuity start date, but before the entire interest in the Contract has been distributed, the remaining portion of such interest must be distributed at least as rapidly as under the method of distribution being used as of the date of the owner's death;

(2) if any Contract owner dies prior to the annuity start date, the entire interest in the Contract must be distributed within 5 years after the date of the owner's death.

The 5-year requirement is satisfied if:

- any portion of the Contract owner's interest which is payable to a designated beneficiary is distributed over the life of such beneficiary (or over a period not extending beyond the life expectancy of the beneficiary), and

- the distributions begin within 1 year of the Contract owner's death.

If the Contract owner's designated beneficiary is a surviving spouse, the Contract may be continued with the surviving spouse as the new owner. If the owner of the Contract is a non-natural person, the Annuitant is treated as the owner for purposes of applying the distribution at death rules. In addition, a change in the Annuitant on a Contract owned by a non-natural person is treated as the death of the owner.

PENALTY TAX ON PREMATURE DISTRIBUTIONS. A 10% penalty tax applies to the taxable amount of any premature distribution from a non-Qualified Contract. The penalty tax generally applies to any distribution made prior to the date you attain age 59 1/2. However, no penalty tax is incurred on distributions:

- made on or after the date the owner attains age 59 1/2;

- made as a result of the owner's death or disability;

- made in substantially equal periodic payments over the owner's life or life expectancy,

- made under an immediate annuity; or

- attributable to investment in the Contract before August 14, 1982.

You should consult a competent tax advisor to determine if any other exceptions to the penalty apply to your situation. Similar exceptions may apply to distributions from Qualified Contracts.

AGGREGATION OF ANNUITY CONTRACTS. All non-qualified deferred annuity contracts issued by Glenbrook (or its affiliates) to the same owner during any calendar year will be aggregated and treated as one annuity contract for purposes of determining the taxable amount of a distribution.

TAX QUALIFIED CONTRACTS
The Contract may be used with several types of qualified plans. The income on qualified plan and IRA investments is tax deferred and annuities held by such plans do not receive any additional tax deferral. You should review the features, including all benefits and expenses, prior to purchasing a variable annuity in a qualified plan or IRA. Glenbrook reserves the right to limit the availability of the Contract for use with any Qualified Plans listed below. The tax rules applicable to participants in qualified plans vary according to the type of plan and the terms and conditions of the plan. Qualified plan participants, and Contract owners, Annuitants and Beneficiaries under the Contract may be subject to the terms and conditions of the qualified plan regardless of the terms of the Contract.

TYPES OF QUALIFIED PLANS
IRAs Section 408 of the Code permits eligible individuals to contribute to an individual retirement plan known as an IRA. IRAs are subject to limitations on the amount that can be contributed and on the time when distributions may commence. Certain distributions from other types of qualified plans may be "rolled over" on a tax-deferred basis into an IRA. An IRA generally may not provide life insurance, but it may provide a death benefit that equals the greater of the premiums paid or the Contract value. The Contract provides a death benefit that in certain situations, may exceed the greater of the payments or the Contract Value. If the IRS treats the death benefit as violating the prohibition on investment in life insurance contracts, the Contract would not qualify as an IRA.

ROTH IRAS. Section 408A of the Code permits eligible individuals to make nondeductible contributions to an individual retirement plan known as a Roth IRA. Roth IRAs are subject to limitations on the amount that can be contributed. In certain instances, distributions from Roth IRAs are excluded from gross income. Subject to certain limits, a traditional Individual Retirement Account or Annuity may be converted or "rolled over" to a Roth IRA. The taxable portion of a conversion or rollover distribution is included in gross income, but is exempt from the 10% penalty tax on premature distributions.

SIMPLIFIED EMPLOYEE PENSION PLANS. Section 408(k) of the Code allows employers to establish simplified employee pension plans for their employees using the employees' IRAs if certain criteria are met. Under these plans the employer may, within limits, make deductible contributions on behalf of the employees to their individual retirement annuities. Employers intending to use the Contract in connection with such plans should seek competent advice.

SAVINGS INCENTIVE MATCH PLANS FOR EMPLOYEES (SIMPLE PLANS). Sections 408(p) and 401(k) of the Tax Code allow employers with 100 or fewer employees to establish SIMPLE retirement plans for their employees. SIMPLE plans may be structured as a SIMPLE retirement account using an

                            17     PROSPECTUS
employee's IRA to hold the assets, or as a Section 401(k) qualified cash or deferred arrangement. In general, a SIMPLE plan consists of a salary deferral program for eligible employees and matching or nonelective contributions made by employers. Employers intending to use the Contract in conjunction with SIMPLE plans should seek competent tax and legal advice.

TAX SHELTERED ANNUITIES. Section 403(b) of the Tax Code permits public school employees and employees of certain types of tax-exempt organizations (specified in Section 501(c)(3) of the Code) to have their employers purchase Contracts for them. Subject to certain limitations, a Section 403(b) plan allows an employer to exclude the purchase payments from the employees' gross income. A Contract used for a Section 403(b) plan must provide that distributions attributable to salary reduction contributions made after December 31, 1988, and all earnings on salary reduction contributions, may be made only:

1) on or after the date the employee:

- attains age 59 1/2,

- separates from service,

- dies, or

- becomes disabled; or

2) on account of hardship (earnings on salary reduction contributions may not be distributed for hardship).

These limitations do not apply to withdrawals where Glenbrook is directed to transfer some or all of the Contract Value to another 403(b) plan.

CORPORATE AND SELF-EMPLOYED PENSION AND PROFIT SHARING PLANS. Sections 401(a) and 403(a) of the Tax Code permit corporate employers to establish various types of tax favored retirement plans for employees. The Tax Code permits self-employed individuals to establish tax favored retirement plans for themselves and their employees. Such retirement plans may permit the purchase of Contracts to provide benefits under the plans.

STATE AND LOCAL GOVERNMENT AND TAX-EXEMPT ORGANIZATION DEFERRED COMPENSATION PLANS. Section 457 of the Code permits employees of state and local governments and tax-exempt organizations to defer a portion of their compensation without paying current income taxes. The employees must be participants in an eligible deferred compensation plan. Employees with Contracts under the plan are considered general creditors of the employer. The employer, as owner of the Contract, has the sole right to the proceeds of the Contract. Under these plans, contributions made for the benefit of the employees will not be taxable to the employees until distributed from the plan. However, all compensation deferred under a 457 plan must remain the sole property of the employer. As property of the employer, the assets of the plan are subject only to the claims of the employer's general creditors, until such time as the assets become available to the employee or a beneficiary.

INCOME TAX WITHHOLDING
Glenbrook is required to withhold federal income tax at a rate of 20% on all "eligible rollover distributions" unless you elect to make a "direct rollover" of such amounts to an IRA or eligible retirement plan. Eligible rollover distributions generally include all distributions from Qualified Contracts, excluding IRAs, with the exception of:

- required minimum distributions, or

- a series of substantially equal periodic payments made over a period of at least 10 years, or, over the life (joint lives) of the participant (and beneficiary).

Glenbrook may be required to withhold federal and state income taxes on any distributions from non-Qualified Contracts, or Qualified Contracts that are not eligible rollover distributions, unless you notify us of your election to not have taxes withheld.

EXPERTS

The financial statements and the related financial statement schedule incorporated in this prospectus by reference from Glenbrook's Annual Report on Form 10-K for the year ended December 31, 2000 have been audited by Deloitte & Touche LLP, independent auditors, as stated in their report, which is incorporated herein by reference, and have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.


ANNUAL REPORTS AND OTHER DOCUMENTS
Glenbrook's annual report on Form 10-K for the year ended December 31, 2000 ("Form 10-K Annual Report") is incorporated herein by reference, which means that it is legally a part of this prospectus.

After the date of this prospectus and before we terminate the offering of the securities under this prospectus, all documents or reports we file with the Securities and Exchange Commission ("SEC") under the Exchange Act are also incorporated herein by reference, which means that they also legally become a part of this prospectus.

Statements in this prospectus, or in documents that we file later with the SEC and that legally become a part of this prospectus, may change or supersede statements in other documents that are legally part of this prospectus. Accordingly, only the statement that is changed or replaced will legally be a part of this prospectus.

We file our Exchange Act documents and reports, including our annual and quarterly reports on Form 10-K and Form 10-Q electronically on the SEC's "EDGAR" system using the identifying number CIK No. 0000945094. The SEC maintains a Web site that contains reports, proxy and

                            18     PROSPECTUS
information statements and other information regarding registrants that file electronically with the SEC. The address of the site is http://www.sec.gov. You also can view these materials at the SEC's Public Reference Room at 450 Fifth Street, N.W., Washington, D.C. 20549. For more information on the operations of SEC's Public Reference Room, call 1-800-SEC-0330.

If you have received a copy of this prospectus, and would like a free copy of any document incorporated herein by reference (other than exhibits not specifically incorporated by reference into the text of such documents), please write or call us at Customer Service, P. O. Box 94042, Palatine, Illinois 60094 telephone: 1-800-776-6978).

ANNUAL STATEMENTS
At least once a year prior to the Payout Start Date, we will send you a statement containing information about your Contract Value. For more information, please contact your sales representative or call our customer support unit at 1-800-776-6978.

                            19     PROSPECTUS

APPENDIX A
MARKET VALUE ADJUSTMENT
-------------------------------------------------------------------

The Market Value Adjustment is based on the following:

I    =    the Treasury Rate for a maturity equal to the Guarantee
          Period for the week preceding the establishment of the
          Guarantee Period.
N    =    the number of whole and partial years from the date we
          receive the withdrawal or death benefit request, or from the
          Payout Start Date to the end of the Guarantee Period; and
J    =    the Treasury Rate for a maturity equal to the Guarantee
          Period for the week preceding the receipt of the withdrawal request, death benefit request, or income payment request.
          If a note with a maturity of the original Guarantee Period is not available, we will use a weighted average.

"Treasury Rate" means the U.S. Treasury Note Constant Maturity weekly yield as reported in Federal Reserve Bulletin Release H.15.

The Market Value Adjustment factor is determined from the following formula:

 .9 X (I - J) X N

To determine the Market Value Adjustment, we will multiply the Market Value Adjustment factor by the amount withdrawn (in excess of the Free Withdrawal Amount), paid as a death benefit, or applied to an Income Plan, from a Guarantee Period, other than amounts withdrawn or applied from a renewal Guarantee Period during the first 30 days thereof.

EXAMPLES OF MARKET VALUE ADJUSTMENT
-------------------------------------------------------------------

Purchase Payment:  $10,000 allocated to a Guarantee
                   Period
Guarantee Period:  5 years
Interest Rate:     4.50%
Full Surrender:    End of Contract Year 3

NOTE: This illustration assumes that premium taxes are not applicable.

EXAMPLE 1: (ASSUMES DECLINING INTEREST RATES)

Step 1. Calculate Contract Value at End of
Contract Year 3:                                    $10,000.00 X (1.0450) to the power of 3 =
                                                    $11,411.66

Step 2. Calculate the Amount in excess of Free
Withdrawal Amount:                                  Preferred Withdrawal Amount
                                                    (.10 X 10,000) = $1,000
                                                    Amount in Excess: $11,411.66 - $1,000 = $10,411.66

Step 3. Calculate the Withdrawal Charge:            .06 X $10,411.66 = $624.70

Step 4. Calculate the Market Value Adjustment:      I  =  4.5%
                                                    J  =  4.2%
                                                    N  =  2 years
                                                    Market Value Adjustment Factor: .9 X (I - J) X N
                                                    = .9 X (.045 - .042) X (2) = .0054
                                                    Market Value Adjustment = Market Value Adjustment
                                                    Factor X Amount Subject to Market Value
                                                    Adjustment:
                                                    = .0054 X $10,411.66 = $56.22

Step 5. Calculate the amount received by Contract
owners as a result of full withdrawal at the end
of Contract Year 3:                                 $11,411.66 - $624.70 + $56.22 = $10,843.18

EXAMPLE 2: (ASSUMES RISING INTEREST RATES)

Step 1. Calculate Contract Value at End of
Contract Year 3:                                    $10,000.00 X (1.045)3 = $11,411.66

Step 2. Calculate the Amount in excess of the Free
Withdrawal Amount                                   Free Withdrawal Amount:
                                                    (.10 X 10,000) = $1,000
                                                    Amount in Excess: $11,411.66 - 1,000 = $10,411.66

Step 3. Calculate the Withdrawal Charge:            .06 X $10,411.66 = $624.70

Step 4. Calculate the Market Value Adjustment:      I  =  4.5%
                                                    J  =  4.8%
                                                    N  =  2 years
                                                    Market Value Adjustment Factor: .9 X (I - J) X N
                                                    = .9 X (.045 - .048) X (2) = -.0054 Market Value
                                                    Adjustment = Market Value Adjustment Factor X
                                                    Amount Subject to Market Value Adjustment
                                                    = -.0054 X $10,411.66 = -$56.22

Step 5. Calculate the amount received by Contract
owners as a result of full withdrawal at the end
of Contract Year 3:                                 $11,411.66 - $624.70 - $56.22 = $10,730.74

THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFERING IN ANY JURISDICTION IN WHICH SUCH OFFERING MAY NOT LAWFULLY BE MADE. WE DO NOT AUTHORIZE ANYONE TO PROVIDE ANY INFORMATION OR REPRESENTATIONS REGARDING THE OFFERING DESCRIBED IN THIS PROSPECTUS OTHER THAN AS CONTAINED IN THIS PROSPECTUS.

                                     PART II

                   INFORMATION NOT REQUIRED IN THE PROSPECTUS

ITEM 15.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

        The By-laws of Glenbrook Life and Annuity Company ("Registrant") provide that Registrant will indemnify its officers and directors for certain damages and expenses that may be incurred in the performance of their duty to Registrant. No indemnification is provided, however, when such person is adjudged to be liable for negligence or misconduct in the performance of his or her duty, unless indemnification is deemed appropriate by the court upon application.

ITEM 16.  EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

Exhibit No.    Description

(1) Form of Underwriting Agreement (Previously filed in the initial filing of this Registration Statement (File No. 333-07275) dated June 28, 1996.)

(2)  None

(4) (a) Form of Glenbrook Life and Annuity Company Flexible Premium Deferred Variable Annuity Contract (Previously filed in the initial filing of this Registration Statement (File No. 333-07275) dated June 28, 1996.)

     (b) Form of Glenbrook Life and Annuity Company Single Payment Deferred Variable Annuity Contract filed herewith.

(5) (a) Opinion of General Counsel re: Legality (previously filed in the initial filing of this Registration Statement (File No. 333-07275) dated June 28, 1996.)

     (b) Opinion and Consent of General Counsel re : Legality (Previously filed in Post Effective Amendment No. 3 to this Registration Statement (File No. 333-07275) dated April 29, 1999.)

(8)  None

(11) None

(12) None

(15) None

(23)(a) Independent Auditors' Consent

(23)(b) Consent of Foley & Lardner

24(a)Powers of Attorney for Thomas J. Wilson, II, Michael J. Velotta, and Samuel
     H. Pilch (Previously filed in registrant's Post-Effective Amendment No. 4 to Form S-3 Registration Statement filed with the SEC on April 6, 2000, File No. 333-07275).

24(b)Powers  of  Attorney  for  Margaret  G.  Dyer,  John C.  Lounds,  J.  Kevin
     McCarthy, Marla G. Friedman and Steven C. Verney filed herewith.

(25)     None

(26)     None

(27)     Not applicable

(99) Form of Resolution of Board of Directors (Incorporated herein by reference to Post-Effective Amendment No. 1 to Registrant's Form S-1 Registration Statement (File No. 033-91916) dated April 9, 1996.)


ITEM 17.  UNDERTAKINGS.

The undersigned registrant hereby undertakes:

(1) to file, during any period in which offers or sales are being made, a post-effective amendment to the registration statement:

         (i) to include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

         (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof ) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and

         (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any  material  change to such  information  in the  registration statement;

provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the information required to be included in a post-effective amendment by those Paragraphs is contained in periodic reports filed with or furnished to the

Commission by Registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant, Glenbrook Life and Annuity Company, pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

As required by the Securities Act of 1933, Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this amended registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the Township of Northfield, State of Illinois on the 9th day of April, 2001.


                       GLENBROOK LIFE AND ANNUITY COMPANY
                                  (REGISTRANT)


                         By:/s/ MICHAEL J. VELOTTA
                         ---------------------------------
                          Michael J. Velotta
                          Vice President, Secretary and General Counsel

Pursuant to the requirements of the Securities Act of 1933, this amended registration statement has been signed by the following persons in the capacities indicated on the day of April 9, 2001.

*/THOMAS J. WILSON, II
------------------------------      President, Chief Operating Officer
Thomas J. Wilson, II                 and Director (Principal Executive Officer)


/s/ MICHAEL J. VELOTTA
------------------------------      Vice President, Secretary,
Michael J. Velotta                   General Counsel and Director


 */SAMUEL H. PILCH
------------------------------      Vice President and Controller
Samuel H. Pilch                     (Principal Accounting Officer)


*/MARLA G. FRIEDMAN
------------------------------      Vice President and Director
Marla G. Friedman


*/MARGARET G. DYER
------------------------------      Director
Margaret G. Dyer


*/JOHN C. LOUNDS
------------------------------      Director
John C. Lounds


*/J. KEVIN MCCARTHY
------------------------------      Director
J. Kevin McCarthy


*/STEVEN C. VERNEY
------------------------------      Director and Vice President
Steven C. Verney                      (Principal Financial Officer)


*/By Michael J. Velotta, pursuant to Powers of Attorney previously filed or filed herewith.

                                          Exhibit Index



Exhibit No.                  Description

4 (b)               Form of Glenbrook Life and Annuity Company Single
                    Payment Deferred Variable Annuity Contract
23 (a)              Independent Auditors' Consent
23 (b)              Consent of Foley & Lardner
24 (b)              Powers of Attorney for Margaret G. Dyer,
                    John C. Lounds, J. Kevin McCarthy, Marla G. Friedman
                     and Steven C. Verney